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                                              [MACKENZIE PARTNERS, INC. LOGO]
                                               156 FIFTH AVENUE
                                               NEW YORK, NY 10010
                                               212 929-5500
                                               FAX 212 929-0308

                                                               Exhibit 11(a)(10)

For further information contact:

Mark Harnett
MacKenzie Partners, Inc.
(212) 929-5500

FOR IMMEDIATE RELEASE:

                  INVACARE CORPORATION ANNOUNCES EXPIRATION OF
                      HART-SCOTT-RODINO WAITING PERIOD IN
                 TENDER OFFER FOR HEALTHDYNE TECHNOLOGIES, INC.

ELYRIA, OHIO--February 18, 1997--Invacare Corporation (NASDAQ/NMS:IVCR) announced today that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the all-cash tender offer by its wholly owned subsidiary, I.H.H. Corp., for all outstanding shares of Healthdyne Technologies, Inc. (NASDAQ/NMS:HDTC) for $13 per share expired at 11:59 p.m. New York City time, on February 14, 1997. The tender offer is currently scheduled to expire at midnight, New York City time, on Monday, February 24, 1997.

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